GERALD E. "GARY" HAHN
                          BRIGADIER GENERAL USAF (Ret.)
                          6106 E. 32nd Place, Suite 101
                                 Tulsa, OK 74135












Albert L. Welsh, President
TechLite, Inc.
4334 N.W. Expressway, Suite 202
Oklahoma City, OK  73116

Dear Mr. Welsh:

The undersigned consents to serve as a director of TechLite, Inc. should the proposed merger between it and TechLite Applied Sciences, Inc. be approved and effected. Further, the undersigned consents to being named in Form SB-2 and Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                     Sincerely,

                                     /s/ Gerald E. Hahn

                                     Gerald E.Hahn
                                     Brigadier General USAF (Ret.)


Dated:  November 25, 1998


                                                                    Exhibit 23.6
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